UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2015

STAFFING 360 SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54515	68-0680859
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

641 Lexington Ave

Suite 1526

New York, NY 10022

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 212.634.6462

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Monroe Staffing Services, LLC and PeopleSERVE, Inc. Credit Facility

On April 8, 2015, Monroe Staffing Services, LLC (“Monroe”), a Delaware limited liability company and PeopleSERVE, Inc., a Massachusetts corporation (“PS” and together with Monroe, the “S360 Borrowers”), each a direct or indirect subsidiary of Staffing 360 Solutions, Inc. (the “Company”), entered into (i) a revolving loan facility (the “S360 Revolving Loan”) with MidCap Financial Trust, as agent and lender (“MidCap”), initially not to exceed an aggregate principal amount of $22.0 million to the S360 Borrowers, with the option to increase such principal amount to up to $47.0 million, subject to the approval of the S360 Lenders (as defined below); and (ii) a term loan facility (the “S360 Term Loan” and together with the S360 Revolving Loan, the “S360 Loans”) with MidCap, in an initial aggregate principal amount of $3.0 million, pursuant to the terms and conditions of that certain Credit and Security Agreement (the “S360 Credit Agreement”) by and among the S360 Borrowers, the Company, as a credit party (and together with the S360 Borrowers, the “S360 Credit Parties”), MidCap, and certain other lenders as the case may be (together with MidCap, the “S360 Lenders”). The S360 Term Loan includes an option for additional term loans (the “S360 Additional Term Loan”) to the S360 Borrowers, provided, that, such additional term loans to the S360 Borrowers shall be limited to an amount equal at the time of advance to (x) five percent (5.0%) of each $1,000,000 of the aggregate net amount of the Eligible Accounts (as such term is defined in the S360 Credit Agreement) minus (y) the amount of any reserves and/or adjustments provided for in the S360 Credit Agreement.

The S360 Revolving Loan and the S360 Term Loan each have a term of four (4) years. The interest rate on the S360 Revolving Loan is 4.0% plus LIBOR, with a LIBOR floor of 1.0% per annum. The interest rate on the S360 Term Loan is 9.0% plus LIBOR, with a LIBOR floor of 1.0% per annum. The interest rate on any S360 Additional Term Loan is 4.0% plus LIBOR, with a LIBOR floor of 1.0% per annum. In addition, the Company may prepay all or any portion of the S360 Revolving Loan at any time subject to a prepayment premium of: (i) 2.0% of the Revolving Loan Commitment (as such term is defined in the S360 Credit Agreement) prepaid in the first year of the Loan; and (ii) 1.0% of the Revolving Loan Commitment prepaid in each year thereafter, if prepayment occurs more than 60 days prior to the expiration of the term of the S360 Revolving Loan. Contemporaneous with the execution of the S360 Credit Agreement, the S360 Borrowers paid an aggregate fee of $961,084, which includes due diligence, audit, origination fees and broker fees where applicable.

In connection with the S360 Loans, the S360 Borrowers shall also pay certain fees including the following:

•	a monthly fee for the benefit of the S360 Lenders equal to (i) (a) the Revolving Loan Commitment (as such term is defined in the S360 Credit Agreement) minus the average daily balance of the sum of the Revolving Loan Outstandings (as such term is defined in the S360 Credit Agreement) and (b) the funded portion of the S360 Additional Term Loan outstanding during the preceding month, multiplied by (ii) 0.042%;

•	a monthly collateral management fee to MidCap equal to (i) the average end-of-day aggregate principal balances of the S360 Revolving Loan and the S360 Additional Term Loan outstanding during the immediately preceding month multiplied by (ii) one tenth of one percent (0.10%); and

•	in connection with the S360 Revolving Loan, as a condition to the activation of an Additional Tranche (as such term is defined in the S360 Credit Agreement), a fee equal to (i) such Additional Tranche, multiplied by (ii) five-tenths of one percent (0.50%).

The obligations of the S360 Borrowers under the S360 Credit Agreement are secured by a first priority lien in favor of MidCap on all of the Company’s and the S360 Borrowers’ assets. The obligations of the Company under the S360 Credit Agreement are also secured by a first priority lien on the equity interests held by the Company and its indirect subsidiaries in the S360 Borrowers. The Company and the S360 Borrowers entered into customary pledge and guaranty agreements to evidence the security interest in favor of MidCap.

Under the S360 Credit Agreement, the S360 Credit Parties are subject to affirmative covenants which are customary for financings of this type, including the obligations of the S360 Credit Parties to: (i) maintain good standing and governmental authorizations, (ii) provide certain information and notices to MidCap, (iii) deliver monthly reports and quarterly financial statements to MidCap, (iv) maintain insurance, (v) discharge all taxes, (vi) protect their intellectual property, and (vii) generally protect the collateral granted to MidCap.

The S360 Credit Parties are also subject to negative covenants customary for financings of this type, including that they may not: (i) enter into a merger or consolidation or certain change of control events, (ii) incur liens on the collateral, (iii) except for certain permitted acquisitions, acquire any significant assets other than in the ordinary course of business, (iv) assume certain additional senior debt, or (v) amend any of their organizational documents.

The S360 Credit Agreement provides events of default including: (i) failure to make payment of principal or interest on the S360 Loans when required, (ii) failure to perform obligations under the S360 Credit Agreement and related documents, (iii) if any S360 Borrower shall generally not pay its debts as such debts become due and similar insolvency matters, and (iv) material adverse changes to the S360 Borrowers (subject to a 10-day notice and cure period). Upon an event of default, the S360 Borrowers obligations under the S360 Credit Agreement may, or in the event of insolvency or bankruptcy will automatically, be accelerated. Upon the occurrence of any event of default, the S360 Credit Parties’ obligations under the S360 Credit Agreement will bear interest at a rate equal to the lesser of: (i) 3.0% above the rate of interest applicable to such obligations immediately prior to the occurrence of the event of default; and (ii) the maximum rate allowable under law.

PeopleSERVE PRS, Inc. Credit Facility

On April 8, 2015, PeopleSERVE PRS, Inc., a Massachusetts corporation (“PRS”), entered into a revolving loan facility (the “PRS Revolving Loan”) with MidCap not to exceed an aggregate principal amount of $3.0 million, pursuant to the terms and conditions of that certain Credit and Security Agreement (the “PRS Credit Agreement”) by and among PRS, as borrower, MidCap, as agent and lender, and certain other lenders as the case may be (together with MidCap, the “PRS Lenders”). The Company holds a 49% equity interest in PRS.

The PRS Revolving Loan has a term of four (4) years. The interest rate on the PRS Revolving Loan is 4.0% plus LIBOR, with a LIBOR floor of 1.0% per annum. Contemporaneous with the execution of the PRS Credit Agreement, PRS paid an aggregate fee of $85,655, which includes due diligence, audit, origination fees and broker fees where applicable.

In connection with the PRS Revolving Loan, PRS shall also pay certain fees including the following:

•	a monthly fee for the benefit of the PRS Lenders equal to (i) (a) the Revolving Loan Commitment (as such term is defined in the PRS Credit Agreement) minus the average daily balance of the Revolving Loan Outstandings (as such term is defined in the PRS Credit Agreement) outstanding during the preceding month, multiplied by (ii) 0.042%; and

•	a monthly collateral management fee to MidCap equal to (i) the average end-of-day aggregate principal balance of the PRS Revolving Loan outstanding during the immediately preceding month multiplied by (ii) one tenth of one percent (0.10%).

The obligations of PRS under the PRS Credit Agreement are secured by a first priority lien in favor of MidCap on all of PRS’ existing and after-acquired assets. The obligations of the Company under the PRS Credit Agreement are also secured by a first priority lien on the 49% equity interest held by the Company in PRS. The Company, PRS, PS and Monroe entered into customary pledge and guaranty agreements to evidence the security interest in favor of MidCap.

Under the PRS Credit Agreement, PRS is subject to affirmative covenants which are customary for financings of this type, including the obligations of PRS to: (i) maintain good standing and governmental authorizations, (ii) provide certain information and notices to MidCap, (iii) deliver monthly and annual financial statements to MidCap, (iv) maintain insurance, (v) discharge all taxes, (vi) protect their intellectual property, and (vii) generally protect the collateral granted to MidCap.

PRS is also subject to negative covenants customary for financings of this type, including that it may not: (i) enter into a merger or consolidation or certain change of control events, (ii) incur liens on the collateral, (iii) amend any of its organizational documents, (iv) except for certain permitted acquisitions, acquire any significant assets other than in the course of ordinary business, or (v) assume certain additional senior debt.

The PRS Credit Agreement provides events of default including: (i) failure to make payment of principal or interest on the PRS Revolving Loan when required, (ii) failure to perform obligations under the PRS Credit Agreement and related documents, and (iii) if any PRS Borrower shall generally not pay its debts as such debts become due and similar insolvency matters. Upon an event of default, the PRS obligations under the PRS Credit Agreement may, or in the event of insolvency or bankruptcy will automatically, be accelerated. Upon the occurrence of any event of default, the PRS obligations under the PRS Credit Agreement will bear interest at a rate equal to 3.0% above the rate of interest applicable to such obligations immediately prior to the occurrence of the event of default.

MidCap Warrant

Pursuant to the S360 Credit Agreement, the Company issued to MidCap a warrant (the “Warrant”) to purchase 120,000 unregistered shares of the Company’s common stock, par value $0.00001, which warrant has an exercise price of $1.25. The Warrant is exercisable for a term of four (4) years and contains customary stock-based anti-dilution protection provisions and piggyback registration rights for the holders thereof.

The S360 Credit Agreement, PRS Credit Agreement, Form of Warrant, Revolving Loan Note issued pursuant to the S360 Credit Agreement, S360 Term Loan Note issued pursuant to the S360 Credit Agreement, Form of Additional Term Loan Note that may be issued pursuant to the S360 Credit Agreement, Revolving Loan Note issued pursuant to the PRS Credit Agreement and Registration Rights Agreement are attached to this Current Report as Exhibits 10.1, 10.2, 4.1, 4.2, 4.3, 4.4, 4.5 and 4.6, respectively. All descriptions of the foregoing documents are qualified in their entirety to the text of Exhibits 10.1, 10.2, 4.1, 4.2, 4.3, 4.4, 4.5 and 4.6, respectively, hereto, which are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 7.01.	Regulation FD Disclosure

In connection with the S360 Credit Agreement and PRS Credit Agreement described in Item 1.01 of this Current Report, the Company issued a press release on April 8, 2015. This press release is attached to this Current Report as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this current report.

Exhibit No.	Description
4.1	Form of Warrant
4.2	Revolving Loan Note issued pursuant to S360 Credit Agreement
4.3	Term Loan Note issued pursuant to S360 Credit Agreement
4.4	Form of Additional Term Loan Note issued pursuant to S360 Credit Agreement
4.5	Revolving Loan Note issued pursuant to PRS Credit Agreement
4.6	Registration Rights Agreement
10.1	Credit and Security Agreement, dated April 8, 2015, by and among PeopleSERVE, Inc. and Monroe Staffing Services, LLC, as borrowers, the Company, as a credit party, MidCap Financial Trust, as agent and lender, and certain other lenders as the case may be.
10.2	Credit and Security Agreement, dated April 8, 2015, by and among PeopleSERVE PRS, Inc., as borrower, MidCap Financial Trust, as agent and lender, and certain other lenders as the case may be
99.1	Press Release dated April 8, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 8, 2015

STAFFING 360 SOLUTIONS, INC.

By:	/s/ Brendan Flood
Brendan Flood Executive Chairman